                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                                                                     JURISDICTION OF
NAME                                                                                   ORGANIZATION
----------------------------------------------------------------------------------   ----------------

Udimet Special Metals Ltd.........................................................   United Kingdom

Special Metals International Corporation..........................................   Delaware

Special Metals Foreign Sales Corporation..........................................   Barbados